Exhibit 10.1

CORE MOLDING TECHNOLOGIES, INC.
STOCK APPRECIATION RIGHTS
AWARD AGREEMENT
THIS STOCK APPRECIATION RIGHTS AWARD AGREEMENT (this “Award Agreement”), is made to be effective as of ______ (the “Grant Date”) by and between Core Molding Technologies, Inc., a Delaware corporation (the “Company”), and Executive, an employee of the Company (the “Employee”).
W I T N E S S E T H
WHEREAS, pursuant to ARTICLE SEVEN of the Company’s 2006 Long-Term Equity Incentive Plan, as amended from time-to-time (the “Plan”), the Company desires to make an Award of Freestanding Stock Appreciation Rights (the “SAR or Award”) to the Employee; and
WHEREAS, Employee wishes to accept said Award; and
WHEREAS, the parties hereto understand and agree that any terms used and not defined herein have the same meanings as in the Plan.
NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:
1.Grant of Award. Pursuant to ARTICLE SEVEN of the Plan and on the terms and conditions stated below, the Company hereby grants to the Employee an Award of ______ SAR shares with an exercise price of $xx.xx per share.

2.Provisions of Plan Controlling. The Employee specifically understands and agrees that the SARs granted under the Plan are being awarded to the Employee pursuant to the Plan, copies of which Plan the Employee acknowledges he has read, understands and by which he agrees to be bound. The provisions of the Plan are incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and this Award Agreement, the provisions of the Plan will control.

3.Vesting of SARs.

a.The SARs will vest in the ordinary course pursuant to paragraph 3(c) below. Notwithstanding the foregoing, any unvested and unexercised SARs awarded to the Employee shall be immediately forfeited to the Company for no consideration in the event (i) Employee voluntarily terminates his or her employment with the Company or a Subsidiary, or (ii) Employee is terminated by the Company or a Subsidiary (with or without cause).

b.The SARs awarded hereunder shall immediately vest in the Employee and no longer subject to a risk of forfeiture upon the occurrence of the earliest of the following events:

i.the date on which the Company undergoes a “Change in Control” as defined in the Plan;

ii.the date on which the Employee dies or becomes Disabled (as that term is defined below); or

iii.the date of the Employee’s 65th birthday.

c.The SARs awarded hereunder shall vest in the Employee and shall no longer be subject to a risk of forfeiture pursuant to the following schedule:

Vesting Date	Percent Vested
Date	33.33%

Date	66.67%

Date	100%

d.For purposes of this Award Agreement, the Employee shall be deemed disabled if the Employee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expect to last for a continuous period of not less than 12 months.

4.No Rights as a Stockholder. Employee shall have no rights as a stockholder with respect to the Common Stock related to the SARs awarded hereunder unless and until the SARs vest and are exercised by the issuance of such shares of Common Stock.

5.Additional SARs.

a.If the Company shall pay a stock dividend or declare a stock split on or with respect to any of its Common Stock, or otherwise distribute securities of the Company to the holders of its Common Stock, the number of shares of stock or other securities of the Company issued with respect to the SARs then subject to the restrictions contained in this Award Agreement shall be added to the SARs subject to this Award Agreement. If the Company shall distribute to its stockholders shares of stock of another corporation, the shares of stock of such other corporation distributed with respect to the SARs then subject to the restrictions contained in this Award Agreement shall be added to the SARs subject to this Award Agreement.

b.If the outstanding shares of Common Stock of the Company shall be subdivided into a greater number of shares or combined into a smaller number of shares, or in the event of a reclassification of the outstanding shares of Common Stock of the Company, or if the Company shall be a party to a merger, consolidation or capital reorganization, there shall be substituted for the SARs then subject to the restrictions contained in this Award Agreement such amount and kind of securities as are issued in such subdivision, combination, reclassification, merger, consolidation or capital reorganization in respect of the SARs subject to this Award Agreement.

6.Exercise of SARs.

a.That portion of the SARs that have vested pursuant to Section 3 hereof may be exercised in whole or in part during an open exercise window determined by the Company in accordance with its insider trading policy (an “Exercise Window”) by delivering a signed, written notice to the Company on the exercise form adopted by the Company from time to time and in accordance with such policies, procedures and instructions as the Company may reasonably adopt from time to time. The date for settlement and payment upon exercise of the SAR shall be the date determined by the Company in accordance with the Plan, provided that the Company receives the fully completed and signed exercise form during such Exercise Window.

b.Subject to the limitations of the Plan, the exercise of a SAR shall entitle the Employee to receive payment from the Company (or an Affiliate) in an amount determined by multiplying:

i.The difference between the Fair Market Value of a share of Common Stock (a “Share”) on the date of exercise of the SAR over the exercise price of the SAR by,

(ii)    The number of SARs being exercised.
Such consideration shall be paid in Shares (valued at Fair Market Value on the effective date of the exercise of the SAR). Subject to applicable restrictions under the Plan, settlement and payment shall be made within sixty (60) days of the close of the Exercise Window; provided that if such sixty (60) day period begins in one calendar year and ends in another, the Employee shall have no right to designate the calendar year of payment. No fractional Shares will be issuable upon the exercise of a SAR, and the Employee will receive cash in lieu of fractional Shares.
c.Upon a termination of employment, Employee’s vested SARs are exercisable pursuant to Section 6(a) above. However, if Employee’s termination of employment occurs outside of an Exercise Window then Employee may exercise his vested SARs during the next Exercise Window following Employee’s termination of employment.

7.No Obligation to Employ. The Company is not obligated, by the Plan or this Award Agreement, to continue the Employee as an employee of the Company. Further, nothing in the Plan or this Award Agreement shall be construed to limit the discretion of the Company to terminate the Employee’s service at any time, with or without cause.

8.Investment Intent. The Employee represents and warrants to the Company that the SARs are being acquired for the Employee’s own account, for investment, and not with a view to, or for sale in connection with, the distribution of any such SARs.

9.Notices. Any notices required or permitted by the terms of this Award Agreement or the Plan shall be given by recognized courier service, facsimile, registered or certified mail, return receipt requested, addressed as follows:

To the Company:	Core Molding Technologies
800 Manor Park Drive
Columbus, OH 43228
Attn: Treasurer

To the Employee:	[NAME]
[ADDRESS]

or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given upon the earlier of receipt, one business day following delivery to a recognized courier service, or three business days following mailing by registered or certified mail.
10.Governing Law. This Award Agreement shall be construed and enforced in accordance with the law of the State of Delaware (without giving effect to the conflict of laws principles thereof) in all respects, including, without limitation, matters relating to the validity, construction, interpretation, administration, effect, enforcement, and remedies provisions of this Award Agreement, except to the extent preempted by applicable federal law.

11.Withholding. Prior to delivery of Shares to Employee upon the exercise of the SARs, Employee shall be required to make arrangements, satisfactory to the Company, for appropriate withholding for federal, state, and local tax purposes. Employee is permitted to satisfy any such tax withholding requirements, in whole or in part, by any of the following means, or by a combination of the following such means:

a.tendering a cash payment; or

b.authorizing the Company to withhold Shares otherwise issuable or deliverable to the Employee as a result of the exercise of the SARs; provided, however, that no Shares shall be withheld with a value exceeding the maximum amount of tax required to be withheld by law; or

12.Benefit of Award Agreement. Subject to the provisions of the Plan and the other provisions hereof, this Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

13.Entire Award Agreement. This Award Agreement, together with the Plan, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement not expressly set forth in this Award Agreement shall affect or be used to interpret, change or restrict the express terms and provisions of this Award Agreement, provided, however, in any event, this Award Agreement shall be subject to and governed by the Plan.

14.Modifications and Amendments. The terms and provisions of this Award Agreement may be modified or amended as provided in the Plan.

15.Waivers and Consents. The terms and provisions of this Award Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Award Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

16.Section 409A. This Award Agreement is intended to comply with Section 409A of the Code or an exemption thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Award Agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Employee on account of non-compliance with Section 409A of the Code.

17.Severability. The invalidity or unenforceability of any provision of the Plan or this Award Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Award Agreement, and each provision of the Plan and this Award Agreement shall be severable and enforceable to the extent permitted by law.

18.Counterparts. This Award Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Award Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

19.Acceptance. The Employee hereby acknowledges receipt of a copy of the Plan and this Award Agreement. The Employee has read and understands the terms and provisions thereof, and accepts the SARs subject to all of the terms and conditions of the Plan and Award this Agreement.

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IN WITNESS WHEREOF, the Company has caused this Award Agreement to be executed by a duly authorized officer, and the Employee has hereunto set his or her hand, all as of the day and year first above written.

CORE MOLDING TECHNOLOGIES, INC.

By:
Name:
Title:

[EMPLOYEE NAME]

By:
Name: